Lbb & Associates Ltd., Llp

10260 Westheimer, Suite 310 · Houston, Tx 77042

April 1, 2013

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

Health in Harmony, Inc. (the “Company”) provided to us a copy of the Company’s Current Report on Form 8-K, dated April 1, 2013. We have read the Company’s statements included under Item 9.01 of its Form 8-K and we agree with such statements insofar as they relate to our firm.

Very truly yours,

/s/ LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP

Houston, TX

WWW.LBBCPA.COM